EXHIBIT 23(a)



INDEPENDENT AUDITOR'S CONSENT
-----------------------------


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Washington Homes, Inc. of our report dated September 3, 1999 appearing in the Registrant's Annual Report on Form 10-K for the year ended July 31, 1999.



/s/ Deloitte & Touche LLP
-------------------------
    Deloitte & Touche LLP



McLean, Virginia
March 7, 2000